UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2013

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33326	20-8447891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Main Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 338-7171

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The certificate of incorporation of People’s United Financial, Inc. (the “Company”) has been amended and restated effective April 18, 2013 in accordance with the information presented in the Company’s definitive proxy statement for the Company’s 2013 annual meeting of shareholders. A copy of the Company’s Third Amended and Restated Certificate of Incorporation will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013.

The Bylaws of the Company have been amended and restated effective April 18, 2013 to:

•	specifically permit notices of meetings of shareholders and of directors to be given electronically (Sections 2.04 and 4.08);

•	provide that the Chief Executive Officer rather than the Chairman of the Board shall act as chairman of all meetings of shareholders (Section 2.08);

•	replace references to specifically named board committees with references to functional descriptions of board committees (Sections 2.12 and 5.02);

•	provide that the full board will act as a nominating committee in the event the board has not delegated that function to a board committee (Sections 2.12 and 4.13);

•	add the Chief Executive Officer as an authorized signatory for certificates representing shares of the Company’s stock (Section 3.01);

•

clarify that the transfer of shares of Company stock not represented by certificates will be governed by procedures prescribed by the Company’s transfer agent in lieu of the surrender of stock certificates (Section 3.04);

•

substitute a more general description of certain affiliations that will disqualify an individual from serving as a director of the Company for the more specific prohibition based on service as a director of another financial institution (Section 4.02);

•

relocate the section relating to the position of Chairman of the Board from Article VI (Officers) to Article IV (Board of Directors), in view of the requirement that the Chairman be an independent (non-executive) director (Section 4.03 and former Section 3, Article VI);

•	eliminate all references to different classes of directors (Section 4.13);

•	clarify that any committee established by action of the board may be eliminated by subsequent board action to that effect (Sections 5.01 and 5.02);

•	eliminate unnecessary specific references to titles of certain junior corporate officers (Sections 6.01 and former Section 6, Article VI);

•	more clearly designate the group of senior officers whose compensation is to be fixed by the full board rather than by a committee of the board (Section 6.09);

•	permit directors to waive advance notice of proposed Bylaw amendments (Article VIII); and

•	effect a variety of non-substantive changes for consistency and clarity of format (various sections).

A marked copy of the Company’s Seventh Amended and Restated Bylaws, reflecting the amendments summarized above, is being filed herewith as Exhibit 3.2. Additions to the text are underlined, while deletions are marked by striking through the deleted text. Changes in numbering format and capitalization have not been marked.

A copy of the Company’s Seventh Amended and Restated Bylaws will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2013.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its annual meeting of shareholders (the “Annual Meeting”) on April 18, 2013.

(b) There were 339,285,186 shares of common stock entitled to vote at the Annual Meeting, of which 285,742,002 shares were present in person or by proxy. Shareholders voted on the following matters at the Annual Meeting:

1. Election of four directors. The results of the election of the four nominees for director are indicated below.

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Kevin T. Bottomley	192,028,533	27,949,850	65,763,619
John K. Dwight	215,628,555	4,349,828	65,763,619
Janet M. Hansen	215,827,823	4,150,560	65,763,619
Mark W. Richards	215,542,889	4,435,494	65,763,619

There were no abstentions with respect to the election of the four nominees for director.

2. Advisory vote to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement. The Company’s shareholders gave advisory approval of the compensation of the Company’s named executive officers. A total of 210,135,274 votes were cast for the proposal, 7,762,491 votes were cast against the proposal; and 2,080,618 shares abstained from voting on the proposal. There were 65,763,619 broker non-votes with respect to the proposal.

3. Vote on amendment and restatement of certificate of incorporation. Holders of a majority of the Company’s shares entitled to vote at the Annual Meeting voted to approve the amendment and restatement of the Company’s certificate of incorporation. A total of 218,047,599 votes were cast for the proposal; 1,354,483 votes were cast against the proposal; and 576,301 shares abstained from voting on the proposal. There were 65,763,619 broker non-votes with respect to the proposal.

4. Ratification of appointment of KPMG LLP as independent registered public accounting firm for 2013. A total of 283,355,079 votes were cast for the proposal; 1,683,202 votes were cast against the proposal; and 703,721 shares abstained from voting on the proposal. There were no broker non-votes with respect to the proposal.

(c) Not applicable.

Item 9.01. Financial Statements and Exhibits

(d) The following Exhibit is submitted herewith.

Exhibit No.	Description

3.2	Seventh Amended and Restated Bylaws (marked to show amendments)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

People’s United Financial, Inc. (Registrant)

Date: April 19, 2013	By:	/s/ Eric J. Appellof
(Signature)

	Name:	Eric J. Appellof
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Page

3.2	Seventh Amended and Restated Bylaws (marked to show amendments)	3.2-1